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                                                                   EXHIBIT 10.17


                           HORIZON HEALTH CORPORATION

                            BONUS PLAN -- FISCAL 2000



1. Based upon an approved fiscal 2000 budget for EPS, the following plan would apply.

Jim McAtee:                Up to one hundred percent (100%) of Annual Base
                           Salary based on performance of the Company, earned on a prorated basis commencing at zero percent (0%) of Annual Base Salary in the event the Company achieves eighty-five percent (85%) or less of budgeted earnings per share for the fiscal year and graduated up to one hundred percent (100%) of Annual Base
                           Salary in the event the Company achieves one hundred percent (100%) or more of budgeted earnings per share for the fiscal year (i.e. in the event that the company achieves 92.5% of budgeted earnings per share for the fiscal year, then the bonus would be equal to fifty percent (50%) of Annual Base Salary).


Ronald C. Drabik:          Up to thirty percent (30%) of Annual Base Salary
                           based on performance of the Company, earned on a prorated basis commencing at zero percent (0%) of Annual Base Salary in the event the Company achieves eighty-five percent (85%) or less of budgeted earnings per share for the fiscal year and graduated up to thirty percent (30%) of Annual Base Salary in the event the Company achieves one hundred percent
                           (100%) or more of budgeted earnings per share for the fiscal year (i.e. in the event that the company achieves 92.5% of budgeted earnings per share for the fiscal year, then the bonus would be equal to fifteen percent (15%) of Annual Base Salary).

2. The bonuses will be earned starting at 80% of target achievement with prorata amounts due up to 120% of the target. The two contract management operators may have up to 50% of their bonus upon the achievement of specific contracts retained as set by the President and CEO of the Company.

Linda Laitner:             Up to fifty percent (50%) of average base salary for
                           fiscal year 2000 based upon the achievement of operating cash flow targets consistent with fiscal
                           2000 budgets.

David Tingue:              Up to fifty percent (50%) of average base salary for
                           fiscal year 2000 based upon the achievement of operating cash flow targets consistent with fiscal
                           2000 budgets.

Frank Baumann:             Up to sixty percent (60%) of average base salary for
                           fiscal year 2000 based upon achieving a combination of operating cash flow targets and contract retention.

Dave White:                Up to sixty percent (60%) of average base salary for
                           fiscal year 2000 based upon achieving a combination of operating cash flow targets and contract retention.